Exhibit 11.1


SHARPER IMAGE CORPORATION
STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE


                                                           Three Months Ended                   Nine Months Ended
                                                              October 31,                           October 31,
                                                              -----------                           -----------
Dollars in thousands, except per share amounts           1996               1995              1996               1995
                                                         ----               ----              ----               ----


Net Loss                                             $    (1,677)       $      (835)       $    (4,950)       $    (2,926)


Average shares of common stock
  outstanding during the period                        8,262,709          8,247,492          8,258,119          8,242,853

Add:
Incremental shares from assumed
   exercise of stock options (Primary)                         *                  *                  *                  *
                                                     -----------        -----------        -----------        -----------
                                                       8,262,709          8,247,492          8,258,119          8,242,853
                                                     ===========        ===========        ===========        ===========


Primary loss per share                               $     (0.20)       $     (0.10)       $     (0.60)       $     (0.36)
                                                     -----------        -----------        -----------        -----------


Average shares of common stock
   outstanding during the period                       8,262,709          8,247,492          8,258,119          8,242,853

Add:
Incremental shares from assumed
   exercise of stock options (Fully-diluted)                   *                  *                  *                  *
                                                     -----------        -----------        -----------        -----------
                                                       8,262,709          8,247,492          8,258,119          8,242,853
                                                     ===========        ===========        ===========        ===========


Fully-diluted loss per share                         $     (0.20)       $     (0.10)       $     (0.60)       $     (0.36)
                                                     ===========        ===========        ===========        ===========


* Incremental shares from assumed exercise of stock options are antidilutive for primary and fully diluted loss per share, and therefore not presented.

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